IAS Reports Fourth Quarter and Full Year 2021 Financial Results

Total revenue increased 31% to $102.5 million in the fourth quarter; introduces positive financial outlook for 2022

NEW YORK – March 3, 2022 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the fourth quarter and full year ended December 31, 2021.

"Our strong fourth quarter results capped off a tremendous year of growth and innovation for IAS, our first year as a public company since our IPO last June. Marketers value our solutions across all digital channels, highlighted by a 43% increase in programmatic revenue in the fourth quarter. Additionally, we increased our leading global market presence by extending our geographic footprint," said Lisa Utzschneider, CEO of IAS. "At the end of the fourth quarter, we acquired Paris-based Context which enhances our current multimedia classification capabilities, particularly in video channels such as social media and connected TV (CTV). In 2022, we expect increased demand for our differentiated solutions across programmatic, social platforms, and CTV. We will continue to protect and amplify marketers' brands while also enabling publishers to optimize yield and performance."

Fourth Quarter 2021 Financial Highlights
•Total revenue increased 31% to $102.5 million, which includes a $7.5 million contribution from Publica acquired in the third quarter of 2021, compared to $78.3 million in the prior-year period.

•Advertiser direct revenue was $43.9 million, a 7% increase compared to $41.0 million in the prior-year period.

•Programmatic revenue was $42.3 million, a 43% increase compared to $29.5 million in the prior-year period.

•Supply side revenue increased to $16.2 million, which includes the contribution from Publica acquired in the third quarter of 2021, compared to $7.8 million in the prior-year period.

•International revenue, excluding the Americas, was $35.1 million, a 13% increase compared to $31.1 million in the prior-year period, or 34% of total revenue for the fourth quarter of 2021.

•Gross profit was $86.1 million, a 31% increase compared to $65.9 million in the prior-year period. Gross profit margin was 84% for the fourth quarter of 2021.

•Net loss was $4.8 million, or $0.03 per share, compared to net income of $3.0 million, or $0.02 per share, in the prior-year-period.

•Adjusted EBITDA* increased to $33.4 million compared to $27.4 million in the prior-year period. Adjusted EBITDA* margin was 33% for the fourth quarter of 2021.

Full Year 2021 Financial Highlights
•Total revenue increased 34% to $323.5 million, which includes a $10.7 million contribution from Publica acquired in the third quarter of 2021, compared to $240.6 million in the prior year.

•Advertiser direct revenue was $146.3 million, a 17% increase compared to $124.5 million in the prior year.

•Programmatic revenue was $134.4 million, a 54% increase compared to $87.1 million in the prior year.

•Supply side revenue increased to $42.8 million, which includes the contribution from Publica acquired in the third quarter of 2021, compared to $29.1 million in the prior year.

•International revenue, excluding the Americas, was $119.2 million, a 29% increase compared to $92.4 million in the prior year, or 37% of total revenue for the full year 2021.

•Gross profit was $268.9 million, a 34% increase compared to $200.1 million in the prior year. Gross profit margin was 83% for the full year 2021.

•Net loss was $52.4 million, or $0.37 per share, compared to a net loss of $32.4 million, or $0.24 per share, in the prior year.

•Adjusted EBITDA* increased to $103.3 million compared to $56.4 million in the prior year. Adjusted EBITDA* margin was 32% for the full year 2021.

•Cash and cash equivalents were $73.2 million at December 31, 2021.

Recent Business Highlights

•IAS acquired Paris-based Context at the end of the fourth quarter. Context’s artificial intelligence provides image and video classification across various digital media including social media platforms and CTV. The acquisition builds on IAS’s current, market-leading media classification and contextual targeting capabilities. IAS also acquired Publica and Amino Payments in 2021. These important acquisitions have enabled IAS to expand its technology, services, and global team in key growth areas including CTV, contextual targeting, social media, and supply path optimization.
•IAS expanded its Context Control solution for advertisers and publishers globally, providing customers with even greater control over the context of digital ads. More advertisers activated Context Control within top DSPs to navigate brand risk issues. Context Control Optimization launched globally to help publishers maximize their revenue potential by matching contextual settings with an advertiser’s brand suitability needs, which builds on existing smart inventory classification and packaging offerings from IAS. Publishers, including Insider, have leveraged these new capabilities.
•Publishers globally continued to select Publica to power their ad serving and accelerate their CTV strategies, including new integrations with rlaxx TV, VlogBox, and WPSD Local 6, part of Paxton Media Group.
•IAS expanded its unified global reporting platform, IAS Signal, by launching a new CTV dashboard that delivers highly advanced, live insights on media quality. Now advertisers can measure media quality with data based on device, app, channel, category, and rating for their CTV campaigns – a first for the industry – all within IAS Signal.

•IAS launched an advanced integration with Mediaocean, providing a new level of automated campaign management for advertisers. Media buyers and planners benefit from the ability to seamlessly set up, launch, and adjust their digital campaigns within Mediaocean's Prisma buyer workflow and automatically populate this information in the IAS Signal dashboard. This enhanced integration rolled out to select advertisers in Q4 2021 and launched globally in Q1 2022.
•IAS released its latest Industry Pulse Report, showing that mobile video growth, social media transparency and trust issues, and the emergence of digital audio are top considerations for U.S. media experts in the year ahead.

Financial Outlook

“We exceeded our prior guidance for the fourth quarter and full year 2021 with strong growth including the contribution from Publica in the fast-growing CTV sector," said Joe Pergola, CFO of IAS. "At the same time, we grew adjusted EBITDA while investing in technology and scaling the organization to meet global demand. We are excited for our prospects in 2022 based on continued adoption of our differentiated solutions and our proven ability to expand customer relationships while also securing new clients."

IAS is providing the following financial guidance for the first quarter and full year 2022:

Quarter Ending March 31, 2022:
•Total revenue in the range of $85 million to $87 million
•Adjusted EBITDA* in the range of $22 million to $24 million

Year Ending December 31, 2022:
•Total revenue in the range of $416 million to $424 million
•Adjusted EBITDA* in the range of $127 million to $135 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
(IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$73,210	$51,734
Restricted cash	70	187
Accounts receivable, net	53,028	45,418
Unbilled receivables	36,210	28,083
Prepaid expenses and other current assets	7,632	4,101
Due from related party	15	—
Total current assets	170,165	129,523
Property and equipment, net	1,413	2,243
Internal use software, net	18,100	12,322
Intangible assets, net	258,316	243,348
Goodwill	676,513	458,586
Deferred tax asset, net	887	—
Other long-term assets	4,143	3,557
Total assets	$1,129,537	$849,579
LIABILITIES AND MEMBERS’/STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,257	$38,789
Due to related party	74	150
Capital leases payable	—	325
Deferred revenue	160	1,144
Total current liabilities	56,491	40,408
Accrued rent	854	1,827
Net deferred tax liability	53,523	24,794
Long-term debt	242,798	351,071
Other long-term liabilities	8,681	—
Total liabilities	362,347	418,100
Commitments and Contingencies
Members’/Stockholders’ Equity
Units, $4.132231 par value, 0 units authorized at December 31, 2021, 0 units and 134,039,494 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	553,717
Preferred Stock, 0.001 par value, 500,000,000 shares authorized at December 31, 2021; 0 shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized at December 31, 2021, 154,398,495 shares issued and outstanding at December 31, 2021; 0 shares issued and outstanding at December 31, 2020	154	—
Additional paid-in-capital(1)	781,951	—
Accumulated other comprehensive (loss) income	(315)	4,523
Accumulated deficit(1)	(14,600)	(126,761)
Total members’/stockholders’ equity	$767,190	$431,479
Total liabilities and members’/stockholders’ equity	$1,129,537	$849,579
(1) Balances prior to the Company’s conversion to a Delaware corporation have been reclassified to additional paid-in capital to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2021	2020
Revenue	$323,513	$240,633
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	54,572	40,506
Sales and marketing	86,841	66,022
Technology and development	67,019	48,991
General and administrative	79,205	33,286
Depreciation and amortization	62,286	65,708
Facility exit costs	6,600	—
Total operating expenses	356,523	254,513
Operating loss	(33,010)	(13,880)
Interest expense, net	(19,244)	(31,570)
Loss on extinguishment of debt	(3,721)	—
Net loss before benefit from income taxes	(55,975)	(45,450)
Benefit from income taxes	$3,538	$13,076
Net loss	(52,437)	(32,374)
Net loss per share – basic and diluted (1):	$(0.37)	$(0.24)
Basic and diluted weighted average shares outstanding	143,535,546	134,044,284
Other comprehensive income (loss):
Foreign currency translation adjustments	$(4,838)	$4,348
Total comprehensive loss	$(57,275)	$(28,026)

(1) Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended December 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2021		2020
Revenue	$102,472		$78,307
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	16,381		12,415
Sales and marketing	23,454		17,391
Technology and development	19,465		12,824
General and administrative	21,525		10,827
Depreciation and amortization	17,188		16,523
Facility exit costs	6,600		—
Total operating expenses	104,613	104613000	69,980
Operating (loss) income	(2,141)		8,327
Interest expense, net	(1,364)		(7,823)
Net (loss) income before benefit from income taxes	(3,505)		504
Provision for (benefit from) income taxes	(1,317)		2,459
Net (loss) income	$(4,822)		$2,963
Net (loss) income per share – basic and diluted (1):	$(0.03)		$0.02
Basic weighted average shares outstanding	153,940,536		134,035,840
Diluted weighted average shares outstanding	153,940,536		137,334,573
Other comprehensive income (loss):
Foreign currency translation adjustments	$(1,103)		$3,311
Total comprehensive (loss) income	$(5,925)		$6,274

(1) Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’/MEMBERS’ EQUITY

	Members’ Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES DATA)	Units(1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’/stockholders' equity
Balances at December 31, 2019	134,034,604	$553,862	—	$—	$—	$175	$(94,365)	$459,672
Repurchase of units	(35,090)	(145)	—	—	—	—	(22)	(167)
Units vested	39,980	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	4,348	—	4,348
Net loss	—	—	—	—	—	—	(32,374)	(32,374)
Balances at December 31, 2020	134,039,494	$553,717	—	$—	$—	$4,523	$(126,761)	$431,479
Repurchase of units	(99,946)	(413)	—	—	—	—	(791)	(1,204)
Units vested	17,486	—	—	—	—	—	—	—
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Foreign currency translation adjustment	—	—	—	—	—	(4,838)	—	(4,838)
Net loss prior to corporate conversion	—	—	—	—	—	—	(37,832)	(37,832)
Conversion to Delaware corporation	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—
Rounding units/shares as a result of corporate conversion	—	—	(17)	—	—	—	—	—
Stock-based compensation	—	—	—	—	55,222	—	—	55,222
RSUs vested	—	—	26,931	—	150	—	—	150
Issuance of common stock in connection with initial public offering	—	—	16,821,330	17	274,340	—	—	274,357
Issuance of common stock for Publica acquisition	—	—	2,888,889	3	49,628	—	—	49,631
Issuance of common stock for Context acquisition	—	—	457,959	—	10,391	—	—	10,391
Net loss	—	—	—	—	—	—	(14,600)	(14,600)
Balances at December 31, 2021	—	$—	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190

(1) Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(IN THOUSANDS)	2021	2020
Cash flows from operating activities:
Net loss	$(52,437)	$(32,374)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	62,286	65,708
Stock-based compensation	58,766	—
Deferred tax benefit	(9,662)	(15,312)
Loss on extinguishment of debt	3,721	—
Facility exit costs	6,519	—
Amortization of debt issuance costs	1,136	1,365
Allowance for doubtful accounts	3,024	2,200
Non-cash interest expense	394	4,483
Loss (gain) on sale of assets	218	(10)
Impairment of internal use software	—	—
Changes in operating assets and liabilities, net of acquired business:
Increase in accounts receivable	(9,095)	(4,426)
Increase in unbilled receivables	(8,504)	(3,910)
Increase (decrease) in prepaid expenses and other current assets	(3,617)	264
Increase in other long-term assets	(614)	—
Increase in due from related party	15	—
Increase (decrease) in accounts payable and accrued expenses and other long-term liabilities	12,246	16,114
Decrease in due to related party	(85)	—
Increase in accrued rent	260	202
Increase (decrease) in deferred revenue	(976)	(367)
Net cash provided by operating activities	63,595	33,937
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	(186,435)	—
Purchase of property and equipment	(955)	(638)
Acquisition and development of internal use software	(12,702)	(9,024)
Net cash used in investing activities	(200,092)	(9,662)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	281,589	—
Payments for offering costs	(7,233)	—
Repayment of debt	(356,396)	—
Proceeds from the New Revolver	245,000	—
Payments for debt issuance costs	(2,318)	—
Principal payments on capital lease obligations	(326)	(1,529)
Cash paid for unit repurchases	(1,201)	(167)
Exercise of stock options	1,075	—
Net cash provided by (used in) financing activities	160,190	(1,696)
Net increase in cash, cash equivalents and restricted cash	23,693	22,579
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,336)	1,772
Cash, cash equivalents and restricted cash at beginning of period	54,721	30,370
Cash, cash equivalents, and restricted cash, at end of period	$76,078	$54,721
Supplemental Disclosures:
Cash paid during the period for:
Interest	$17,109	$21,440
Taxes	$2,238	$1,424
Non-cash investing and financing activities:
Assets acquired under capital leases	$—	$212
Property and equipment acquired included in accounts payable	$105	$130
Internal use software acquired included in accounts payable	$859	$810
Conversion of members’ equity to additional paid-in capital	$165,385	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as loss before depreciation and amortization, stock-based compensation, interest expense, benefit from income taxes, acquisition, restructuring and integration costs, IPO readiness costs and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

For the periods included herein, we also present operating expenses excluding stock-based compensation for comparability since there were no stock-based compensation expense for the periods prior to the Company's initial public offering.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the first quarter of 2022 in the range of $8.5 million to $9.5 million and for the full year 2022 in the range of $34.0 million to $38.0 million. A reconciliation is not available without unreasonable effort.

Reconciliations of historical Adjusted EBITDA to its most directly comparable GAAP financial measure, net loss, and operating expenses excluding stock-based compensation to operating expenses, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

(IN THOUSANDS)	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(4,822)	$2,963	$(52,437)	$(32,374)
Depreciation and amortization	17,188	16,523	62,286	65,708
Stock-based compensation	9,094	—	58,766	—
Interest expense, net	1,364	7,823	19,244	31,570
Income tax provision (benefit from income taxes)	1,317	(2,459)	(3,538)	(13,076)
Acquisition, restructuring and integration costs	2,448	1,505	7,341	3,527
IPO readiness costs	—	1,041	1,094	1,041
Other non-recurring, non-cash charges(1)	6,823	—	10,544	—
Adjusted EBITDA	$33,412	$27,396	$103,300	$56,396
Revenue	$102,472	$78,307	$323,513	$240,633
Net loss margin	(5)%	4%	(16)%	(13)%
Adjusted EBITDA margin	33%	35%	32%	23%

(1) Other non-recurring, non-cash charges for the three months ended December 31, 2021 consists of facility exit costs of $6,600 and asset impairments. Other non-recurring, non-cash charges for the year ended December 31, 2021 consists of facility exit costs of $6,600, loss on extinguishment of debt of $3,721 and asset impairments.

Operating Expenses Excluding Stock-Based Compensation
(Non-GAAP)

(IN THOUSANDS)	Three Months Ended,			Three Months Ended,
	December 31, 2021			December 31, 2020
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses	$ Change	% Change
Costs of revenue	$16,381	$39	$16,342	$12,415	$3,927	32%
Sales and marketing	23,454	2,863	20,591	17,391	3,200	18%
Technology and development	19,765	2,366	17,399	12,824	4,575	36%
General and administrative	21,225	3,825	17,400	10,827	6,573	61%
Depreciation and amortization	17,188	—	17,188	16,523	665	4%
Facility exit costs	6,600	—	6,600	$—	6,600	100%
Total operating expenses	$104,613	$9,093	$95,520	$69,980	$25,540	36%

(IN THOUSANDS)	Year Ended,			Year Ended,
	December 31, 2021			December 31, 2020
		Stock-Based Compensation	Operating Expenses excluding stock-based compensation
	Operating Expenses			Operating Expenses	$ Change	% Change
Costs of revenue	$54,572	$86	$54,486	$40,506	$13,980	35%
Sales and marketing	86,841	16,090	70,751	66,022	4,729	7%
Technology and development	67,019	11,196	55,823	48,991	6,832	14%
General and administrative	79,205	31,395	47,810	33,286	14,524	44%
Depreciation and amortization	62,286	—	62,286	65,708	(3,422)	(5)%
Facility exit costs	6,600	—	6,600	—	6,600	100%
Total operating expenses	$356,523	$58,766	$297,756	$254,513	$43,243	17%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its fourth quarter and full year 2021 financial results today at 5:00 p.m. ET. To access the conference call, please dial U.S./Canada Toll-Free: 877-313-2138 International: 470-495-9538 Conference ID: 5599589. A live webcast and replay will be available on IAS’s investor relations website: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world's leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009 and headquartered in New York, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from the current COVID-19 pandemic and related economic downturns; (ii) our dependence on the overall demand for advertising; (iii) a failure to innovate or make the right investment decisions; (iv) our failure to maintain or achieve industry accreditation standards; (v) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vi) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (vii) our international expansion; (viii) our ability to expand into new channels; (ix) our ability to sustain our profitability and revenue growth rate decline; (x) risks that our customers do not pay or choose to dispute their invoices; (xi) risks of material changes to revenue share agreements with certain DSPs; (xii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiii) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xiv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xv) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
Tony Marlow tmarlow@integralads.com